EXHIBIT 10.4

Letter of Agreement

This letter of Agreement dated September 30, 1998 is between Hitcom Corporation ("Borrower") and Jeffrey Shier and Rajan Arora ("Lenders").

Whereas the Borrower has given the Lenders a Promissory Note dated May 29, 1998 for $165,000 ("Note"), and the current amount outstanding as of the date of this agreement is $137,500.

Whereas the Lenders desire to forgive the Note in full.

Now Therefore in consideration of good and valuable consideration, the parties hereto agree as follows:

The lender forgives the note owing from the Borrower effective the date of this letter.

In Witness Whereof Borrower had caused this Agreement to be executed by its duly authorized officer, and Lenders has executed this Agreement, on the date first above written.

/s/ Scott Beil
A. Beil, Chairman, HITCOM CORPORATION

/s/Rajan Arora              /s/Jeffrey Shier
Rajan Arora, Lenders        Jeffrey Shier, Lenders

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